Exhibit 5.1

                                 McGuire Woods
                              Battle & Boothe LLP

                                One James Center
                              901 East Cary Street
                         Richmond, Virginia 23219-4030
                Telephone/TDD (804)775-1000 o Fax (804) 775-1061

                          Direct Dial: (804) 775-1126


                                  May 26, 1998



Smithfield Foods, Inc.
200 Commerce Street
Smithfield, VA 23430

                             Smithfield Foods, Inc.
                               Amendment No. 1 to
            Registration Statement on Form S-4 (File No.  333-49621)

Ladies and Gentlemen:

     Smithfield Foods, Inc. (the "Company"), has requested our opinion in connection with various legal matters relating to the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer to exchange $1,000 principal amount of 7 5/8% Senior Subordinated Notes due 2008 (the "Exchange Notes") for each $1,000 principal amount of outstanding 7 5/8%% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes"). The Senior Subordinated Notes were, and the Exchange Notes are to be, issued under the Indenture, dated as of February 9, 1998 (the "Indenture"), between the Company and SunTrust Bank, Atlanta, as trustee. The exchange will be made pursuant to an exchange offer (the "Exchange Offer") contemplated by the Registration Statement.

     We have examined copies of such records of the Company and such other certificates and documents as we have deemed relevant and necessary for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or reproduced copies. We have also assumed the legal capacity of all persons executing such documents and the truth and correctness of any representations or warranties therein contained. As to various questions of fact material to such opinions, we have relied upon certificates of officers of the Company and of public officials.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is duly formed and validly existing under the laws of the Commonwealth of Virginia.

     2. The execution and delivery of the Indenture has been duly authorized by the Company, and the Indenture constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     3. The Exchange Notes will, upon the due issuance and authentication of the Exchange Notes and exchange thereof for the Senior Subordinated Notes in the manner referred to in the Registration Statement and the Indenture, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     This opinion is limited to the laws of the Commonwealth of Virginia and the federal laws of the United States of the type typically applicable to transactions contemplated by the Exchange Offer, and we do not express any opinion with respect to the laws of any other jurisdiction.

     This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

     We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the legality of the Exchange Notes for the Company and to the reference to our name under the caption "Legal Matters" in such Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.


                                Very Truly yours,

                                /s/ MCGUIRE, WOODS, BATTLE & BOOTHE LLP